UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 18, 2012

Vocus, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	333-125834	58-1806705
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

12051 Indian Creek Court, Beltsville, Maryland		20705
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	3014592590

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 18, 2012, Vocus, Inc. (the "Company") received a notice of deficiency from The Nasdaq Stock Market ("Nasdaq") indicating that the Company is not in compliance with Nasdaq’s audit committee requirements as set forth in Nasdaq Listing Rule 5605.

Nasdaq Listing Rule 5605 requires that the Audit Committee be comprised of at least three independent directors. The Company’s non-compliance results from the previously announced resignation of Mr. Richard Moore from the Board of Directors and the Audit Committee, effective February 24, 2012. Due to Mr. Moore’s resignation, the Audit Committee is currently comprised of two members, both of whom are independent.

Consistent with Listing Rule 5605(c)(4), Nasdaq has provided the Company a cure period to regain compliance as follows:

- until the earlier of the Company’s next annual shareholders’ meeting or February 25, 2013; or
- if the next annual shareholders’ meeting is held before August 22, 2012, then the Company must evidence compliance no later than August 22, 2012.

The Company expects to regain compliance prior to the end of the cure period by appointing an additional independent director to the Audit Committee.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vocus, Inc.

May 23, 2012	By:	Stephen A. Vintz

Name: Stephen A. Vintz
Title: Executive Vice President and Chief Financial Officer